CONSENT OF INDEPENDENT AUDITORS

New World Fund, Inc.:

We consent to the use in this Pre-Effective Amendment No. 3 to Registration Statement No. 333-67455 on Form N-1A of our report dated April 16, 1999 appearing in the Financial Statements, which are included in Part B, the Statement of Additional Information of such Registration Statement.

We also consent to the references to us under the heading "General Information" in such Statement of Additional Information.

DELOITTE & TOUCHE LLP

Los Angeles, California
April 16, 1999